UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
September 28, 2004

German American Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

0-11244 (Commission File Number)	35-1547518 (IRS Employer Identification No.)

711 Main Street Box 810 Jasper, Indiana (Address of Principal Executive Offices)	47546 (Zip Code)

(812) 482-1314
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 28, 2004, the Board of Directors of the Registrant (the “Board”) increased the size of the Board to 13 members, apportioned the three vacancies caused by the increase in size of the Board among the three classes of its directors, and elected certain individuals to fill such vacancies (each of whom to serve until the annual meeting in the year indicated for the class of which he or she is a member, and until his or her successor is elected and has qualified), all as follows:

Class with terms expiring in Annual Meeting in the Year	Size of Current Class	Size of Expanded Class	Name of Person Elected to Fill Vacancy
2005	4	5	Christina Miller-Ernst
2006	3	4	U. Butch Klem
2007	3	4	Doug Bawel

The Board does not expect that any of the newly-elected directors will be assigned to any committees of the Board prior to the organizational meeting of the Board that will follow the annual meting of shareholders in 2005.

German American Bancorp issued a press release announcing the election of these new directors on September 28, 2004, which is filed as Exhibit 99.1 to this Report, and is incorporated herein by reference.

Item 9.01.    Financial Statements And Exhibits.

(c)        Exhibits

99.1      Press Release, dated September 28, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2004	GERMAN AMERICAN BANCORP By: /s/ Mark A. Schroeder Mark A. Schroeder, President

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated September 28, 2004.